SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 3, 2011

Pope Resources, A Delaware Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware	91-1313292
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19245 Tenth Avenue NE, Poulsbo, Washington 98370
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code (360) 697-6626

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01                     Regulation FD Disclosure

On January 3, 2011 the registrant issued a press release announcing that its subsidiary, OPG Properties LLC, has received approval of its Preliminary Plat, Planned Residential Development, and Rezone for its Harbor Hill project (www.harbor-hill.com) in Gig Harbor, Washington.  This action approves a preliminary plat and planned residential development that will result in a total of 824 dwelling units on the 200-acre site.  The plat includes 554 single-family and 270 multi-family units.  The project also includes over 68 acres of open space, parks, trails and active recreational areas.

 Item 9.01                    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                  Description

99.1                              Press release of the registrant dated January 3, 2011

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POPE RESOURCES, A DELAWARE LIMITED
PARTNERSHIP

DATE:	January 3, 2011	BY:	/s/ Thomas M. Ringo
Thomas M. Ringo
Vice President and Chief Financial Officer, Pope
Resources, A Delaware Limited Partnership, and
Pope MGP, Inc., General Partner